                                                             Exhibit 4(b)(ii).37




Summary Translation of Amendment No. 10 to the GSM Interconnection Agreement
----------------------------------------------------------------------------
(the "Agreement") between EuroTel and Slovenske telekomunikacie, a.s.
---------------------------------------------------------------------

This amendment dated November 30, 2001 changes prices for the interconnection under the pricing attachment of the Agreement.